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                                                                    Exhibit 10.8

                          TRANSITION SERVICES AGREEMENT

                                 by and between

                                 Airborne, Inc.,

                             a Delaware corporation

                                       and

                                 ABX Air, Inc.,

                             a Delaware corporation

                                   dated as of

                              [_____________], 2003

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I      DEFINITIONS....................................................1

   SECTION 1.1     Definitions................................................1

ARTICLE II     SERVICES.......................................................2

   SECTION 2.1     Provision of Services......................................2
   SECTION 2.2     No Employment Relationship.................................2
   SECTION 2.3     No Conflicts...............................................2
   SECTION 2.4     Standard of Performance of Services........................2
   SECTION 2.5     Authorization for Certain Computer Services................3
   SECTION 2.6     Staffing of Personnel......................................3
   SECTION 2.7     Representatives............................................3
   SECTION 2.8     Change of Services and Equipment...........................3
   SECTION 2.9     Access to Records..........................................3
   SECTION 2.10    Modification of Existing Systems...........................4
   SECTION 2.11    Change Order Procedures....................................4

ARTICLE III    TERM OF THE AGREEMENT..........................................4

   SECTION 3.1     Term of the Agreement......................................4
   SECTION 3.2     Extension of Term..........................................5

ARTICLE IV     COMPENSATION AND PAYMENT.......................................5

   SECTION 4.1     Payment for the Services. .................................5
   SECTION 4.2     Invoicing and Payment. ....................................5
   SECTION 4.3     Records....................................................5

ARTICLE V      DISCONTINUATION OF SERVICES....................................5

   SECTION 5.1     Discontinuation of Services................................5
   SECTION 5.2     Procedures Upon Discontinuation of Services................5
   SECTION 5.3     Transfer of Data Upon Termination of Services..............6
   SECTION 5.4     Transfer of System Configuration Upon Termination..........6

ARTICLE VI     DEFAULT AND REMEDIES...........................................6

   SECTION 6.1     Default and Remedies.......................................6

ARTICLE VII    CONFIDENTIALITY................................................7

   SECTION 7.1     Generally..................................................7

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

   SECTION 7.2     Exceptions.................................................7
   SECTION 7.3     Required Disclosures.......................................7

ARTICLE VIII   LIMITATION OF DAMAGES..........................................8

   SECTION 8.1     Groundco's Liability to Airco..............................8
   SECTION 8.2     Airco's Liability to Groundco..............................8

ARTICLE IX     INDEMNIFICATION................................................8

   SECTION 9.1     Groundco's Indemnification of Airco........................8
   SECTION 9.2     Airco's Indemnification of Groundco........................8
   SECTION 9.3     Indemnification Procedure..................................9

ARTICLE X      MISCELLANEOUS..................................................9

   SECTION 10.1    Successors and Assigns.....................................9
   SECTION 10.2    Entire Agreement; Amendment................................9
   SECTION 10.3    Governing Law..............................................9
   SECTION 10.4    Notices....................................................9
   SECTION 10.5    Third Party Beneficiaries.................................10
   SECTION 10.6    Disputes; Arbitration.  ..................................10
   SECTION 10.7    Force Majeure.............................................10
   SECTION 10.8    Specific Performance......................................11
   SECTION 10.9    Severability..............................................11
   SECTION 10.10   Headings..................................................11
   SECTION 10.11   Counterparts..............................................12

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                          TRANSITION SERVICES AGREEMENT

          THIS TRANSITION SERVICES AGREEMENT (this "Agreement"), dated as of [________], 2003, is by and between Airborne, Inc. ("Groundco"), a Delaware corporation and a subsidiary of DHL Worldwide Express B.V. ("Parent") and ABX Air, Inc., a Delaware corporation ("Airco").

                                    RECITALS

          WHEREAS, Airco was spun-off from the parent company of Groundco to become a separate publicly owned company (the "Spin-Off") pursuant to that certain Separation Agreement, dated as of [_________], 2003 (the "Separation Agreement"), by and among Groundco, Airco and Wilmington Air Park LLC; and

          WHEREAS, in connection with the Spin-Off, Groundco has agreed to provide, or to cause its Affiliates to provide (either directly or through a third party), to Airco certain administrative and other services, all in accordance with the terms and conditions set forth herein for a limited period of time, in order to assist Airco immediately after the Spin-Off.

          NOW THEREFORE, in consideration of the mutual promises contained in this Agreement, and intending to be legally bound, the parties do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings specified or referred to in this Article I and shall be equally applicable to both the singular and plural forms.

          "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with a specified Person. The term "control" (including, with correlative meanings, the terms "controlled by" and under "common control with") means the possession of power to direct the management and policies of the referenced Person, whether through ownership interests, by contract or otherwise.

          "Change Order Request" has the meaning specified in Section 2.12.

          "Change Order Response" has the meaning specified in Section 2.12.

          "Claims" means any claim, demand, cause of action, or suit of any nature or character based on any legal theory, including, without limitation, products liability, strict liability, violation of any federal, state or local law, rule or regulation, or the sole or concurrent negligence of any Person.

          "Closing" means the consummation of the transactions contemplated by the Separation Agreement.

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          "Disclosing Party" means, with respect to information which is, or is asserted to be, subject to the confidentiality provisions of Article 7, the Party or its Affiliate disclosing or providing information or from whom such information is obtained or developed.

          "Disputes" has the meaning set forth in Section 12.9.

          "Fee" has the meaning provided in Section 4.1.

          "Force Majeure" means acts not within the control of the Party bound to perform and which, by the exercise of due diligence, such party is unable to overcome. A Force Majeure includes acts of God, weather, strikes, lockouts, or other industrial disturbances (whether to themselves or their corporate affiliates), acts of the public enemy, wars, acts of terrorism, national emergency, embargoes, blockades, riots, epidemics, lightning, earthquakes, floods, tornadoes, explosions, accidents to machinery or aircraft, failure of public utilities, and any other causes not within control of the Party claiming suspension. It is understood that the settlement of strikes, lockouts or industrial disturbances shall be entirely within the discretion of the Party having the difficulty, and the requirement that any Force Majeure shall be remedied shall not require the settlement of strikes or lockouts by acceding to the demands of the other Party to this Agreement or any other third party when such course is inadvisable in the discretion of the Party having the difficulty.

          "Groundco Affiliate" means an Affiliate of Groundco.

          "Indirect Damages" has the meaning provided in Section 8.1.

          "Indemnified Party" has the meaning provided in Section 11.3

          "Indemnifying Party" has the meaning provided in Section 11.3

          "Order" has the meaning specified in Section 2.3.

          "Payment Date" has the meaning specified in Section 4.2.

          "Party" means Groundco or Airco, as applicable, and "Parties" means Groundco and Airco.

          "Person" means any natural person, corporation, limited liability company, partnership, group, joint venture, trust, association or other business enterprise or organization or any government or agency or political subdivision thereof or any other entity.

          "Receiving Party" means, with respect to information that is, or is asserted to be, subject to the confidentiality provisions of Article 7, the Party or its Affiliate receiving, developing, holding or coming into possession of such information.

          "Schedule" means a schedule attached to this Agreement unless reference is made to the schedules under another agreement.

          "Separation Agreement" has the meaning set forth in the first recital of this Agreement.

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          "Services" has the meaning provided in Section 2.1

          "Service Change" has the meaning provided in Section 2.12

          "Spin-Off" has the meaning specified in the recitals hereto.

          "Term" has the meaning set forth in Section 3.1.

                                   ARTICLE II
                                    SERVICES

          SECTION 2.1 Provision of Services.

          (a) Subject to the terms and conditions of this Agreement, Groundco shall provide, or cause an Affiliate to provide (either directly or through a third party), to Airco, and Airco will accept and pay for, each of the services listed and described on Schedule 2.1 hereto (collectively, the "Services" and individually a "Service").

          (b) The term and the monthly cost for each of the Services to be provided hereunder are set forth on Schedule 2.1 hereto.

          SECTION 2.2 No Employment Relationship. At all times during the performance of the Services, all persons performing Services shall be in the employ and/or under the direction and control and shall be deemed for purposes of all compensation and employee benefits to be employees or representatives solely of Groundco, the Groundco Affiliate or the third party, as the case may be, providing such Services (including, without limitation, agents, contractors, temporary employees and consultants). In performing their respective duties hereunder, all such employees and representatives of Groundco, the Groundco Affiliate or the third party shall be under the direction, control and supervision of Groundco, the Groundco Affiliate or the third party (and not Airco and its Affiliates) and Groundco, the Groundco Affiliate or the third party as the case may be, shall have the sole right to exercise all authority with respect to the employment (including termination of employment) assignment and compensation of such employees and representatives.

          SECTION 2.3 No Conflicts. Notwithstanding any other provision of this Agreement, Groundco shall not be required to provide or to cause to provide Services hereunder that conflict with any applicable decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order"), law, ordinance, statute, contract, rule, regulation, code, license, authorization, certification or permit.

          SECTION 2.4 Standard of Performance of Services. Groundco shall perform, or cause a Groundco Affiliate to perform (either directly or through a third party), the Services with the same degree of care, skill and prudence customarily exercised with respect to its own operations. Groundco will use commercially reasonable efforts to conduct its duties hereunder in compliance with all applicable Orders, laws, ordinances, statutes, contracts, rules, regulations, codes, licenses, authorizations, certifications and permits, and shall keep its equipment and facilities which are necessary or useful for the provision of the Services in good

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working condition and repair; provided, however, that, except as specifically set forth in this Agreement, neither Groundco nor any Groundco Affiliate providing Services makes any express or implied warranties, representations or guarantees of any kind, including, without limitation, warranties of merchantability, fitness, quality, non-infringement of third party rights, suitability or adequacy for a particular purpose or use, relating to, in connection with or arising out of this Agreement and the Services provided or caused to be provided hereunder.

          SECTION 2.5 Alternatives. Groundco agrees to use commercially reasonable efforts to (a) maintain and/or renew existing consents, licenses, sublicenses and approvals and (b) obtain any consents, licenses, sublicenses or approvals from third parties, necessary to provide the Services hereunder. If Groundco is unable to maintain, renew or obtain such consents, licenses, sublicenses or approvals from third parties, the Parties shall cooperate to determine the best alternative approach. Until such alternative approach is found or the problem is otherwise resolved to the satisfaction of the Parties, Groundco shall use its reasonable efforts to continue to provide the Service, or in the case of systems, to support the function to which the system relates or, if contractually permitted, permit Airco to have access to the system so that Airco can support the function itself. To the extent an agreed upon alternative approach requires payment above and beyond that which is included in the Groundco's charge for the Service in question, the Parties shall share equally in making any such payment unless they otherwise agree in writing.

          SECTION 2.6 Authorization for Certain Computer Services. If requested by Airco, Groundco shall use commercially reasonable efforts to maintain, renew or obtain the rights necessary to provide software Services, including obtaining any appropriate consents from third parties. Airco shall be responsible for all additional costs and expenses incurred by Groundco in order to allow Groundco to provide such Services. If any Services are not provided by Groundco pursuant to this Section 2.5, Airco shall not be responsible for the price applicable to such Service which is not provided.

          SECTION 2.7 Staffing of Personnel. Groundco shall assign, or shall cause a Groundco Affiliate to assign (either directly or through a third party), adequately trained personnel, in the reasonable determination of Groundco, to perform the Services.

          SECTION 2.8 Additional Resources. In providing the Services, Groundco shall not be obligated to: (i) hire any additional employees, (ii) maintain the employment of any specific employee, or (iii) purchase, lease or license any additional equipment or software.

          SECTION 2.9 Representatives. Each Party will, at all times during the term of this Agreement, keep a representative available during regular business hours either by telephone, pager or in person, to receive communications from the other Party regarding the Services and pertinent information relating thereto. Until such time as the Parties may change them by notice pursuant to
Section 10.4 hereof, the representatives of the Parties are:

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                For Groundco       For Airco
                ----------------   ----------------
                Primary Contact:   Primary Contact:
                Telephone:         Telephone:
                E-mail:            E-mail:

          SECTION 2.10 Change of Services and Equipment. Groundco, the Groundco Affiliate or the third party, as the case may be, providing a Service may change facilities, equipment, software programs, and employees used to provide Services so long as any such change does not alter in any material way the Services provided or the costs thereof to be borne by Airco.

          SECTION 2.11 Modification of Existing Systems. Airco shall have the right to provide its own resources to make modifications to the systems that Groundco and the Groundco Affiliates use to provide the Services. Groundco shall grant, or shall cause the Groundco Affiliates to grant, access to such systems to Airco in order to develop and implement such modifications. Any modifications created by Airco must be developed and implemented according to Groundco's systems development standards and protocols, including Groundco's systems testing standards and protocols. Groundco shall have the right to approve all modifications created by Airco prior to putting such modifications into productive use, such approval not to be unreasonably withheld, and Airco shall bear all costs of such modifications.

          SECTION 2.12 Change Order Procedures. To request a change in Service (other than the early termination of a Service in accordance with the terms hereof) ("Service Change"), Airco will deliver a written request (the "Change Order Request") to Groundco specifying: (i) the proposed Service Change; (ii) the objective or purpose of such Service Change; (iii) the requirements and specifications of the deliverables to be delivered pursuant to such Service Change and (iv) the requested prioritization and schedule for such Service Change. The parties will cooperate with each other in good faith in discussing the scope and nature of the Change Order Request, the availability of personnel and resources to provide such Service Change, and the time period in which such Service Change may be implemented if such Change Order Request is accepted.

          As soon as practicable thereafter and to the extent applicable, Groundco will prepare and deliver to Airco a written response (the "Change Order Response"): (i) describing any changes in production services, assignment of personnel and other resources that Groundco believes would be required; (ii) estimating the change in the Fees Groundco would require due to such Service Change; (iii) specifying how the proposed Service Change would be implemented;
(iv) describing the effect of any, such Service Change would have on this Agreement; and (v) containing such other information as Groundco may deem relevant to the proposed Service Change. The Parties will meet if necessary to discuss the Change Order Response. The Parties shall act in a reasonable manner and in good faith with respect to implementing the Service Change. Groundco shall use commercially reasonable efforts to provide a Service Change.

          Airco shall pay to Groundco any costs associated with implementing the Service Change,

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such as the acquisition of any additional equipment. Groundco will not begin work on a Change Order Request without Airco's written approval to proceed.

          SECTION 2.13 Taxes. Airco shall be responsible for all sales, use and other taxes, levies and charges (other than taxes based on net income or net profits) imposed by applicable taxing authorities on the provision of Services to Airco hereunder. If Groundco or any of its Affiliates is required to pay such taxes, levies or charges, Airco shall promptly reimburse Groundco therefore.

                                   ARTICLE III
                              TERM OF THE AGREEMENT

          SECTION 3.1 Term of the Agreement. This Agreement shall be effective for a period beginning on the Closing and extending until such time that all of the Services have been discontinued in accordance with the provisions of
Schedule 2.1 (the "Term").

          SECTION 3.2 Extension of Term. In the event that Airco, at the expiration of the Term for a particular Service, is not fully capable of performing such Service independently, Airco may extend the Term of the Agreement in its entirety, or to change the provisions in Schedule 2.1 to extend the period for which a particular Service will be provided, for up to six (6) months. Thereafter, if Airco is still not fully capable of performing any particular Service or the Services independently, the Parties agree to negotiate in good faith any further extension of the Term of the Agreement in its entirety, or to change the provisions in Schedule 2.1 to extend the period for which a particular Service will be provided. Any extension of the Term of the Agreement or change in the provisions of Schedule 2.1 shall not be effective unless a Change Order has been executed by the Parties in accordance with the Change Order Procedures described in Section 2.12.

                                   ARTICLE IV
                            COMPENSATION AND PAYMENT

          SECTION 4.1 Payment for the Services. In consideration for the performance of the Services, Airco shall compensate Groundco each month during the term of this Agreement for the Services provided during the preceding calendar month at the rates specified in Schedule 2.1 (the "Fee").

          SECTION 4.2 Invoicing and Payment. For Services provided during each calendar month (or on a pro rata basis for any period of less than a month occurring at the beginning or end of the Term) Groundco shall submit its invoice not later than the 10th day of the following calendar month and Airco shall pay such invoice within 10 days of receipt of the invoice (the "Payment Date") by wire transfer of immediately available funds to an account designated by Groundco or as may otherwise be agreed. Any amount not paid within such period will be considered past due and will bear interest at the lesser of (i) the rate of LIBOR plus 2% divided by 365 for each day or (ii) the highest rate permitted by applicable law or

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governmental authority, in either case commencing upon the first calendar day following the Payment Date through the date of receipt of payment.

          SECTION 4.3 Records. Groundco and each Groundco Affiliate providing a Service shall maintain complete and accurate records of all costs and expenses incurred for the Services provided hereunder. Groundco shall and shall cause each Groundco Affiliate to provide reasonable access to records, documents, information, systems, and data pertaining to the Services to Airco. Airco, or Airco's authorized representative, shall have the right, at the expense of Airco and upon reasonable notice, to inspect and audit such books and records relating to all costs and expenses for the Services provided hereunder. Any such inspection and audit shall be conducted at Groundco's office during regular business hours and upon reasonable notice. If the Parties agree that the amounts which have been charged for the Services have been incorrect, an appropriate payment shall by made by the appropriate Party to the other Party within 10 days after completion of the audit.

                                   ARTICLE V
                           DISCONTINUATION OF SERVICES

          SECTION 5.1 Discontinuation of Services. Upon providing Groundco with 30 days' prior written notice, Airco may, with or without cause, discontinue any or all of the Services.

          SECTION 5.2 Procedures Upon Discontinuation of Services. Upon the discontinuation of a Service, this Agreement shall be of no further force or effect as to such Service except as to obligations accrued prior to the date of discontinuation, provided, however, that Sections 7, 8 and 11 of this Agreement shall survive such discontinuation. The Parties shall cooperate as reasonably required to effectuate an orderly and systematic transfer of the duties and activities under this Agreement without interruption. Specifically, Groundco or the Groundco Affiliate providing the Service shall use its commercially reasonable efforts to provide training such that Airco may perform the duties and activities that comprise the Service on an independent, stand alone basis. Further, Groundco or the Groundco Affiliate providing the Service shall provide Airco access to make all relevant system and procedural documentation.

          SECTION 5.3 Transfer of Data Upon Termination of Services. Upon termination of a Service in accordance with the provisions of Schedule 2.1, Groundco or the Groundco Affiliate providing the Service shall deliver to Airco all data that may be reasonably necessary to continue to operate Airco's business, if any. [At a minimum, all historical data shall be provided from the Closing through the date of termination of the Service. For selected data, such as quality information, historical data shall be provided from a point prior to the Closing, which shall be mutually agreed by the Parties, through the termination of the Service.]

          If the Parties agree that it would be prohibitive to transfer historical data upon the termination of a Service, then the Party that possesses such historical data shall make such data available on an as needed basis to the Party that requires such historical data. As reasonably necessary, the Party that possesses such historical data will provide access to the systems and the storage facilities that contain the data to the Party that requires the data.

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          SECTION 5.4 Transfer of System Configuration Upon Termination. Upon
termination of this Agreement and at the request of Airco, Groundco or the Groundco Affiliate providing Services shall deliver to Airco the configuration settings and modifications of any systems used to provide the Services, provided that such transfer does not invalidate systems license or maintenance agreements in effect at the time; provided further that Airco shall bear all costs associated with such delivery.

                                   ARTICLE VI
                              DEFAULT AND REMEDIES

          SECTION 6.1 Default and Remedies. A Party shall be in default under this Agreement if: (i) that Party or its Affiliate has failed to pay for Services received in accordance with the terms of this Agreement; (ii) that Party has failed to provide, or to cause to provide, the Services in accordance with the terms of this Agreement; (iii) that Party has defaulted, in any material respect, in the due performance or observance by it of any of the other terms, covenants or agreements contained in this Agreement; (iv) that Party has become, or has been adjudicated insolvent or bankrupt or that Party has filed a voluntary petition in bankruptcy or has consented to the appointment of a receiver or trustee; or (v) a receiver or trustee shall be appointed for any Party or its property or a petition for reorganization or arrangement under any bankruptcy or insolvency law shall be approved, or an assignment shall be made for the benefit of creditors of that Party. If a Party is in default under this Agreement, then the non-defaulting Party shall have the right, at its sole discretion, in the case of a default under clause (iv) or (v), to immediately terminate its participation with the defaulting Party under this Agreement, and in the case of a default under clause (i), (ii) or (iii), to terminate its participation with the defaulting Party under this Agreement if the defaulting Party has failed to (A) cure the default within thirty (30) days written notice of default, or (B) diligently pursue the curing of the default.

                                   ARTICLE VII
                                 CONFIDENTIALITY

          SECTION 7.1 Generally. Each of the Parties agrees and agrees to cause each of their Affiliates (i) to hold in trust and maintain confidential (to the same extent as such Party holds confidential the similar information of such Party), (ii) not to disclose to others without prior written approval from the Disclosing Party, (iii) not to use for any purpose, other than as contemplated in this Agreement or for such purpose as may be authorized in writing by the Disclosing Party, and (iv) to prevent duplication of and disclosure to any other party, information received from the Disclosing Party or developed, presently held or continued to be held, or otherwise obtained by the Receiving Party as a result of the performance of this Agreement. Such information includes all results of the Services, information disclosed orally, visually, in writing, or in other tangible form, and includes, without limitation, technical, economic and business data, know-how, flow sheets drawings, business plans, computer information data bases, legal memoranda and other attorney work product and the like.

          SECTION 7.2 Exceptions. The foregoing obligations of confidence nondisclosure and non-use shall not apply to any information that: (i) was in the public domain at the time of disclosure by the Disclosing Party; (ii) enters the public domain through no fault of

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the Receiving Party; (iii) was communicated to the Receiving Party by a third party free of any obligation of confidence; or (iv) was developed by officers, employees or agents of a consultants to the Receiving Party independently of and without reference to the proprietary information of the Disclosing Party.

          SECTION 7.3 Required Disclosures. The Receiving Party may disclose the Disclosing Party's information to the extent necessary to comply with any applicable legal obligation imposed on the Receiving Party in connection with a proceeding in a court or other governmental authority of competent jurisdiction, provided that the Receiving Party gives reasonably prompt notice to the Disclosing Party of the need for such disclosure, together with such other information about the proceeding as will enable the Disclosing Party to evaluate the obligation and the need and to elect either to intervene or otherwise appear or act in the proceeding to protect directly the Disclosing Party's information at the expense of the Disclosing Party.

                                  ARTICLE VIII
                              LIMITATION OF DAMAGES

          SECTION 8.1 Groundco's Liability to Airco. In no event shall Groundco or its Affiliates be liable to Airco or its Affiliates for any lost or prospective profits or any other special, consequential, punitive, incidental, or indirect losses or damages (collectively "Indirect Damages") from their performance under this agreement, or for any failure of or defect in performance hereunder or related hereto, whether arising out of breach of contract, tort, strict liability, or otherwise, except to the extent that any such losses or damages arise from or relate to a willful breach of this Agreement by Groundco or its Affiliates.

          SECTION 8.2 Airco's Liability to Groundco. In no event shall Airco or its Affiliates be liable to Groundco or its Affiliates for any Indirect Damages from its performance under this agreement, or for any failure of or defect in performance hereunder or related hereto, whether arising out of breach of contract, tort, strict liability, or otherwise, except to the extent that any such losses or damages arise from or relate to a willful breach of this Agreement by Airco or its Affiliates.

                                   ARTICLE IX
                              AIRCO ACKNOWLEDGMENT

          SECTION 9.1 Acknowledgement. Airco acknowledges and agrees that the obligations of Groundco hereunder are exclusively the obligations of Groundco and are not guaranteed directly or indirectly by Groundco's shareholders, Affiliates, directors and officers, agents, employees or any other Person. Airco agrees to look solely to Groundco for the performance of any obligations hereunder and, absent fraud, covenants not to sue or otherwise seek to enforce this Agreement against any other party other than Groundco or its successors and assigns. Airco acknowledges and agrees that Groundco's performance of the Services hereunder will not be exclusive to Airco and nothing contained herein will limit Groundco's ability to render similar services or to engage in any other activity, endeavor, or interest with any other party.

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                                   ARTICLE X
                                  FORCE MAJEURE

          SECTION 10.1 Force Majeure Condition. Except with respect to Airco's obligations to pay for Services as provided herein, in no event will either Party be liable to the other for any delay or other failure to perform hereunder because of a Force Majeure.

          SECTION 10.2 Performance Times. Performance times under this Agreement will be considered extended for a period of time equivalent to the time lost because of any delay or failure to perform excusable under this Article X. The Party claiming excusable delay will use commercially reasonable efforts to notify the other Party of the Force Majeure giving rise to the delay so as to continue performing as required hereunder as expeditiously as reasonably possible.

                                   ARTICLE XI
                                 INDEMNIFICATION

          SECTION 11.1 Groundco's Indemnification of Airco. Groundco shall defend, indemnify and hold Airco and its Affiliates harmless from and against
(i) any and all Claims that arise as a result of the performance or non-performance of this Agreement by Groundco or its Affiliates to the extent that such Claims result from the gross negligence or willful misconduct of Groundco or its Affiliates and (ii) any and all Claims made by or on behalf of employees, agents, contractors, subcontractors or representatives of Groundco or its Affiliates arising from or relating to this Agreement or the Services other than such Claims resulting solely from the gross negligence or willful misconduct of Airco or its Affiliates.

          SECTION 11.2 Airco's Indemnification of Groundco. Airco shall defend, indemnify and hold Groundco and its Affiliates harmless from and against (i) any and all Claims that arise as a result of the performance or non-performance of this Agreement by Airco or its Affiliates to the extent that such Claims result from the gross negligence or willful misconduct of Airco or its Affiliates and
(ii) any and all Claims made by or on behalf of employees, agents, contractors, subcontractors or representatives of Airco or its Affiliates arising from or relating to this Agreement or the Services other than such Claims resulting solely from the gross negligence or willful misconduct of Groundco or its Affiliates.

          SECTION 11.3 Indemnification Procedure. The party seeking indemnification under this Article XI (the "Indemnified Party") shall provide written notice to the other party (the "Indemnifying Party") with respect to which it seeks indemnification, and Indemnifying Party shall assume the defense of such Claims with counsel reasonably satisfactory to the Indemnified Party. If such defense is assumed by the Indemnifying Party with counsel so selected, the Indemnifying Party shall not be subject to any liability for any settlement of such Claims made by the Indemnified Party without the Indemnifying Party's consent (such consent to not be unreasonably withheld or delayed). The Indemnified Party shall not be subject to any liability for any settlement of such Claims made by the Indemnifying Party without the Indemnified Party's consent (which consent is not to be unreasonably withheld), and such settlement shall include an unconditional release of the Indemnified Party from all liability on such Claims. If the Indemnified Party desires to retain separate counsel, the Indemnified Party

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

shall have the right to do so, but the Indemnifying Party shall not be obligated to pay the fees and expenses of such separate counsel. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any legal proceeding, claim or demand and to engage in no action that would result in or increase liability on the part of the other party.

                                   ARTICLE XII
                                  MISCELLANEOUS

          SECTION 12.1 No Partnership or Joint Venture; Independent Contractor. Nothing contained in this Agreement will constitute or be construed to be or create a partnership or joint venture between Groundco or its successors or assigns on the one part and Airco or its successors or assigns on the other part. The Parties hereto understand and agree that this Agreement does not make either of them an agent or legal representative of the other for any purpose whatsoever. No Party is granted, by this Agreement or otherwise, any right or authority to assume or create any obligation or responsibilities, express or implied, on behalf of or in the name of the other Party, or to bind any other Party in any manner whatsoever. The Parties expressly acknowledge that Groundco is an independent contractor with respect to Airco in all respects, including with respect to the provision of the Services.

          SECTION 12.2 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns and nothing in this Agreement express or implied is intended to confer upon any other Person or Governmental Authority any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          SECTION 12.3 Assignment. Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party hereto (such consent not to be unreasonably withheld).

          SECTION 12.4 Entire Agreement. This Agreement, including the Schedule hereto, embodies the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements with respect thereto.

          SECTION 12.5 Amendment and Waiver. Any amendment or modification of this Agreement shall be invalid unless in writing signed by all Parties. No waiver by either Party of any provision nor consent to any exception to the terms of this Agreement will be effective unless in writing and signed by all of the Parties and then only to the specific purpose, extent and instance so provided. No failure on the part of any party to exercise or delay in exercising in any right hereunder will be deemed a waiver thereof, nor will any single or partial exercise preclude further or other exercise of such or any other right.

          SECTION 12.6 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with the laws of the State of New York (without regard to the conflict of law principles thereof).

          SECTION 12.7 Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given when

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

transmitted by facsimile during business hours with proof of confirmation from the transmitting machine, or delivered by courier or other hand delivery, as follows:

          If to Groundco:

          Airborne, Inc.
          3101 Western Avenue
          P.O. Box 662
          Seattle, WA 98111-0662
          Attention:  David C. Anderson
          Telephone:  206-281-1005
          Telecopier: 206-281-1444

          With a copy (which shall not constitute notice) to:

          DHL Worldwide Express B.V.
          c/o DHL International
          Global Coordination Centre
          De Kleetlaan 1
          1831 Diegem, Belguim
          Attention:  Geoffrey Cruikshanks, Esq.
          Telephone:  011-32-3-713-48-05
          Telecopier: 011-32-2-713-58-08

          If to Airco:

          ABX Air, Inc.
          145 Hunter Drive
          Wilmington, Ohio 45177
          Attention:  Joseph C. Hete
          Telephone:  937-392-5591
          Telecopier: 937-382-2452

          With a copy (which shall not constitute notice) to:

          O'Melveny & Myers LLP
          400 South Hope Street
          Los Angeles, CA 90071
          Attention:  C. James Levin, Esq.
          Telephone:  213-430-6578
          Telecopier: 213-430-6407

          SECTION 12.8 Further Assurance. Each Party will take such other actions as the other Parties may reasonably request or as may be necessary or appropriate to

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

consummate or implement the transactions contemplated hereby or to evidence such events or matters.

          SECTION 12.9 Disputes; Arbitration.

          (a) Subject to Section 12.11, any and all controversies or claims arising out of, under or relating to this Agreement or its performance ("Disputes"), including any amendments hereto, or breach hereof, shall be determined and settled in accordance with the laws of the State of New York as follows:

          (b) Airco and Groundco shall use their best reasonable efforts to resolve any and all Disputes. If a Dispute cannot be resolved by the representatives of the Parties hereto, within a reasonable time, it shall be referred to the Chief Executive Officers of Airco and Groundco, or their respective designees, for further negotiation for a period of thirty (30) days. Only upon failure by Airco and Groundco to resolve the Dispute through such negotiation may either party prosecute such claim in a more formal proceeding as provided herein; provided that in the event good faith negotiations are ensuring and a party reasonably believes that it will forfeit claims as a result of statute of limitations, laches or other similar defenses, then the parties shall enter into a customary tolling arrangement in order to preserve any such claims during the informal dispute resolutions procedures.

          (c) If a Dispute cannot be resolved as provided in Section 12.9(b), then the parties shall submit to the binding arbitration procedures hereinafter set forth. Such binding arbitration shall take place in New York, New York, and shall be in accordance with the rules of the American Arbitration Association. The parties shall choose a mutually acceptable arbitrator within thirty (30) days after the written request by either of them. The parties agree that within sixty (60) days after the selection, the arbitrator shall submit a written report of his or her determination of the Dispute. The Arbitrator designated hereunder shall have substantial commercial experience in the airline transport or air express industry. Each of the parties shall pay one-half of the cost of such arbitration. Any decision, determination or award rendered as a result of such arbitration shall be final, conclusive and binding on the parties hereto and may be reduced to judgment in any appropriate court having jurisdiction thereof.

          SECTION 12.10 Time is of the Essence. Time is of essence to this Agreement.

          SECTION 12.11 Specific Performance. Groundco acknowledges that Airco would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms. Groundco therefore agrees that Airco shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

          SECTION 12.12 Severability. In the event that any provision of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable such provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

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

          SECTION 12.13 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one agreement binding on the Parties, notwithstanding that not all Parties are signatories to the original or the same counterpart.

          SECTION 12.14 Certain Construction Rules. The article and section headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, unless otherwise provided to the contrary, (a) all references to days or months shall be deemed references to calendar days or months and (b) any reference to a "Section," "Article," "Schedule" or "Letter" shall be deemed to refer to a section or article of this Agreement or a schedule to this Agreement. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive.

                  [Remainder of Page Intentionally Left Blank.]

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

          IN WITNESS WHEREOF, the Parties have caused their respective names to be subscribed to this Transition Services Agreement as of the date and year first above written.

                                       AIRBORNE, INC.


                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------


                                       ABX AIR, INC.


                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------

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